Filed Pursuant to Rule 424(b)(5)
Registration No. 333-197809

Subject to completion
Preliminary prospectus supplement dated May 13, 2015

The information in this prospectus supplement and the accompanying prospectus is not complete and may be changed. This prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Prospectus supplement
(To prospectus dated September 17, 2014)

5,000,000 shares of

Jones Energy, Inc.

Class A common stock

The selling stockholders identified in this prospectus supplement are selling an aggregate of 5,000,000 shares of Class A common stock of Jones Energy, Inc. We will not receive any proceeds from the sale of shares of our Class A common stock in this offering.

Our shares of Class A common stock trade on the New York Stock Exchange under the symbol "JONE." On May 12, 2015, the last sales price of the Class A common stock as reported on the New York Stock Exchange was $11.45 per share.

Investing in shares of our Class A common stock involves risks that are described in the "Risk Factors" section on page S-10 of this prospectus supplement and page 7 of the accompanying base prospectus.

		Per share		Total

Public offering price	$		$
Underwriting discount	$		$
Proceeds, before expenses, to selling stockholders	$		$

The selling stockholders have granted the underwriter an option for a period of 30 days from the date of this prospectus to purchase up to an additional 750,000 shares of Class A common stock.

None of the Securities and Exchange Commission, any state securities commission, or any other regulatory body has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying base prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The shares of Class A common stock will be ready for delivery on or about                           , 2015.

Sole Book-Running Manager

J.P. Morgan

The date of this prospectus supplement is                           , 2015

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Information in this prospectus supplement and the accompanying prospectus

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering of Class A common stock. The second part is the accompanying base prospectus, which gives more general information, some of which may not apply to this offering of Class A common stock. Generally, when we refer only to the "prospectus," we are referring to both this prospectus supplement and the accompanying base prospectus combined. If the information relating to the offering varies between this prospectus supplement and the accompanying base prospectus, you should rely on the information in this prospectus supplement.

Any statement made in this prospectus supplement or in a document incorporated or deemed to be incorporated by reference into this prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus supplement or in any other subsequently filed document that is also incorporated by reference into this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus. Please read "Information Incorporated by Reference" on page S-24 of this prospectus supplement.

You should rely only on the information contained in or incorporated by reference into this prospectus supplement, the accompanying base prospectus and any free writing prospectus prepared by or on behalf of us relating to this offering of Class A common stock. Neither we nor the underwriter have authorized anyone to provide you with additional or different information. If anyone provides you with additional, different or inconsistent information, you should not rely on it. We are not, and the underwriter are not, making an offer to sell these securities in any jurisdiction where an offer or sale is not permitted. You should not assume that the information contained in this prospectus supplement, the accompanying base prospectus or any free writing prospectus is accurate as of any date other than the dates shown in such documents or that any information we have incorporated by reference herein is accurate as of any date other than the date of the document incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since such dates.

None of Jones Energy, Inc., the underwriter or any of their respective representatives is making any representation to you regarding the legality of an investment in our Class A common stock by you under applicable laws. You should consult with your own advisors as to legal, tax, business, financial and related aspects of an investment in our Class A common stock.

Market and industry data

Market and industry data and forecasts used in this prospectus supplement have been obtained from independent industry sources as well as from research reports prepared for other purposes. Although we believe these third-party sources to be reliable, we have not independently verified the data obtained from these sources and we cannot assure you of the accuracy or completeness of the data. Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and uncertainties as the other forward-looking statements in this prospectus supplement.

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Cautionary note regarding forward-looking statements

The information in this prospectus supplement, the accompanying prospectus, and the documents we incorporate by reference contain "forward-looking statements." All statements, other than statements of historical fact included in this prospectus, regarding our strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects, plans and objectives of management are forward-looking statements. When used in this prospectus, the words "could," "should," "will," "may," "believe," "anticipate," "intend," "estimate," "expect," "project" and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on our current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. When considering forward-looking statements, you should keep in mind the many factors including those described under "Risk Factors" in this prospectus supplement and the accompanying prospectus and in our most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, as amended, and other filings we make with the SEC incorporated by reference herein and elsewhere in this prospectus supplement and the accompanying prospectus. These forward-looking statements are based on management's current belief, based on currently available information, as to the outcome and timing of future events, actions and developments including:

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business strategy;

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estimated current and future net reserves and the present value thereof;

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drilling and completion of wells including our identified drilling locations;

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cash flows and liquidity;

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financial strategy, budget, projections and operating results;

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the timing, extent and duration of changes in, and level of volatility of, prices for oil, natural gas and NGLs;

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customers' elections to reject ethane and include it as part of the natural gas stream;

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timing and amount of future production of oil and natural gas;

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availability and cost of drilling, completion and production equipment;

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availability and cost of oilfield labor;

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the amount, nature and timing of capital expenditures, including future development costs;

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ability to fund our 2015 capital expenditure budget;

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availability and terms of capital;

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development results from our identified drilling locations;

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ability to generate returns and pursue opportunities;

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marketing of oil, natural gas and NGLs;

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property acquisitions and dispositions;

S-iii

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the availability, cost and terms of, and competition for mineral leases and other permits and rights-of-way and our ability to maintain mineral leases;

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costs of developing our properties and conducting other operations;

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general economic conditions, including the levels of supply and demand for oil, natural gas and NGLs, and the commodity price environment;

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competitive conditions in our industry;

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effectiveness and extent of our risk management activities;

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estimates of future potential impairments;

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environmental and endangered species regulations and liabilities;

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counterparty credit risk;

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the extent and effect of any hedging activities engaged in by us;

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the impact of, and changes in, governmental regulation of the oil and natural gas industry, including tax laws and regulations, environmental, health and safety laws and regulations, and laws and regulations with respect to derivatives and hedging activities;

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developments in oil-producing and natural gas-producing countries;

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uncertainty regarding our future operating results;

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weather, including its impact on oil and natural gas demand and weather-related delays on operations;

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technology; and

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plans, objectives, expectations and intentions contained in this prospectus supplement that are not historical.

We caution you that these forward-looking statements are subject to all of the risks and uncertainties, most of which are difficult to predict and many of which are beyond our control, incident to the exploration for and development and production of oil and natural gas. These risks include, but are not limited to, commodity price levels and volatility, inflation, the cost of oil field equipment and services, lack of availability of drilling, completion and production equipment and services, environmental risks, drilling and other operating risks, regulatory changes, the uncertainty inherent in estimating oil and natural gas reserves and in projecting future rates of production, cash flow and access to capital, the timing of development expenditures, and the other risks described under "Risk Factors" in this prospectus supplement and the accompanying prospectus.

Reserve engineering is a process of estimating underground accumulations of oil and natural gas that cannot be measured in an exact way. The accuracy of any reserve estimate depends on the quality of available data, the interpretation of such data and price and cost assumptions made by reservoir engineers. In addition, the results of drilling, testing and production activities may justify revisions of estimates that were made previously. If significant, such revisions would change the schedule of any further production and development drilling. Accordingly, reserve estimates may differ significantly from the quantities of oil and natural gas that are ultimately recovered.

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Should one or more of the risks or uncertainties described in this prospectus supplement or the accompanying prospectus occur, or should underlying assumptions prove incorrect, our actual results and plans could differ materially from those expressed in any forward-looking statements.

All forward-looking statements, expressed or implied, included in this prospectus supplement and the accompanying prospectus are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that we or persons acting on our behalf may issue.

Except as otherwise required by applicable law, we disclaim any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this prospectus supplement.

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Prospectus supplement summary

This summary highlights information contained elsewhere in or incorporated by reference into this prospectus supplement and the accompanying base prospectus. Because this is a summary, it may not contain all of the information that may be important to you and to your investment decision. The following summary is qualified in its entirety by the more detailed information and financial statements and notes thereto included elsewhere in this prospectus supplement, the accompanying base prospectus and the documents incorporated herein by reference and other documents to which we refer. You should read "Risk Factors" beginning on page S-10 of this prospectus supplement and on page 7 of the accompanying base prospectus for more information about important risks that you should consider carefully before buying our Class A common stock.

Unless indicated otherwise in this prospectus supplement or the context requires otherwise, all references to "Jones Energy," the "Company," "our company," "we," "our" and "us" refer to Jones Energy, Inc. and its subsidiaries, including Jones Energy Holdings, LLC ("JEH LLC"). As the sole managing member of JEH LLC, Jones Energy,  Inc. is responsible for all operational, management and administrative decisions relating to JEH LLC's business and consolidates the financial results of JEH LLC and its subsidiaries. References to "Metalmark Capital" or the "selling stockholders" are to MCP (C) II AIF Jones Intermediate LLC, MCP II Co-Investment Jones Intermediate LLC, MCP II Jones Intermediate LLC, MCP II (TE) AIF Jones Intermediate LLC, MCP II (Cayman) AIF Jones Intermediate LLC and MCP II Executive Fund Jones Intermediate LLC, collectively. Jones Energy, Inc. is a holding company whose sole material asset is an equity interest in Jones Energy Holdings, LLC.

Overview

We are an independent oil and gas company engaged in the exploration, development, production and acquisition of oil and natural gas properties in the Anadarko and Arkoma basins of Texas and Oklahoma. Our Chairman and CEO, Jonny Jones, founded our predecessor company in 1988 in continuation of his family's long history in the oil and gas business, which dates back to the 1920's. We have grown rapidly by leveraging our focus on low cost drilling and completions and our horizontal drilling expertise to develop our inventory and execute several strategic acquisitions. We have accumulated extensive knowledge and experience in developing our Anadarko and Arkoma basin assets, having concentrated our operations in the Anadarko basin for over 25 years and applied our knowledge to the Arkoma basin since 2011. We have drilled over 790 total wells, including over 605 horizontal wells, since our formation and delivered compelling rates of return over various commodity price cycles. Our operations are focused on horizontal drilling and completions within two distinct basins in the Texas Panhandle and Oklahoma:

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the Anadarko Basin—targeting the liquids rich Cleveland, Granite Wash, Tonkawa and Marmaton formations; and

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the Arkoma Basin—targeting the Woodford shale formation.

We seek to optimize returns through a disciplined emphasis on controlling costs and promoting operational efficiencies, and we believe we are recognized as one of the lowest-cost drilling and completion operators in our targeted formations.

The Anadarko and Arkoma basins are among the most prolific and largest onshore producing oil and natural gas basins in the United States, characterized by multiple producing horizons and extensive well control collected over 100 years of development. We leverage our extensive geologic experience in the basins and seek to identify the most profitable exploration and development opportunities to apply our operational expertise. The formations we target are generally characterized by oil and/or liquids-rich natural gas content, extensive production histories, long-lived reserves, high drilling success rates and attractive initial production rates. We focus on formations in our operating areas that we believe offer significant development and acquisition opportunities and to which we can apply our technical experience and operational excellence to increase proved reserves and production to deliver attractive economic rates of return. Our goal is to build value through a disciplined balance between developing our current inventory of 2,765 gross identified drilling locations, identifying new opportunities within our existing asset base, and actively pursuing organic leasing, strategic acquisitions and joint development agreements. In all of our joint development agreements, we control the drilling and completion of a well, which is the phase during which we can most effectively leverage our operational expertise and cost discipline. Following completion, we may in some cases turn over operatorship to a partner during the production phase of a well. We believe the ceding to us of drilling and completion operatorship in our areas of operation by several large oil and gas companies, including ExxonMobil and BP, reflects their acknowledgement of our low-cost, safe and efficient operations.

As of December 31, 2014, our total estimated proved reserves were 115.3 MMBoe, of which 52% were classified as proved developed reserves. Approximately 24% of our total estimated proved reserves as of December 31, 2014 consisted of oil, 34% consisted of NGLs, and 42% consisted of natural gas. As of December 31, 2014, our properties included 947 gross producing wells. The following table presents summary reserve, acreage and production data for each of our core operating areas:

	As of December 31, 2014				Three months ended March 31, 2015
	Estimated net proved reserves		Acreage		Average daily net production
	MMBoe	% Oil and NGLs	Gross acreage	Net acreage	MBoe/d	% Oil and NGLs

Cleveland	83.0	64%	162,580	109,260	19.0	67%
Woodford	25.4	43%	17,292	5,227	3.5	33%
Other	6.9	39%	38,143	17,015	3.9	37%

All properties	115.3	58%	218,015	131,502	26.4	58%

The following table presents summary well and drilling location data for each of our key formations as of December 31, 2014:

	Producing wells		Identified drilling locations(1)
	Gross	Net	Gross	Net

Cleveland	502	357	704	477
Woodford (2)	148	59	777	85
Other	297	95	1,284	553

All properties	947	511	2,765	1,115

(1)    Our total identified drilling locations include 518 gross locations associated with proved undeveloped reserves as of December 31, 2014. We have estimated our drilling locations based on well spacing assumptions for the areas in which we operate and other criteria. See "Business—Development of Proved Undeveloped Reserves" and "Business—Drilling Locations" in our Annual Report on Form 10-K for the year ended December 31, 2014 for more information regarding our proved undeveloped reserves and the processes and criteria through which these drilling locations were identified.

(2)    Of the 777 gross (85 net) drilling locations in the Woodford formation, 351 gross (24 net) locations are available through our agreement with Vanguard Natural Resources. As of December 31, 2014, we have drilled five of the eight wells required to earn the acreage available under the Vanguard agreement. Drilling the three remaining wells will allow us to continue development and earn additional locations under the Vanguard agreement, which is otherwise subject to expiration in the event such drilling has not begun by April 2016.

Business strategies

Our goal is to increase shareholder value by managing our capital expenditures and level of activity to maximize well level returns in the current commodity environment while also evaluating and executing opportunities for growth of reserves, production, and cash flow through potential partnerships, acquisitions, and leasing opportunities. We seek to achieve this goal by executing the following strategies:

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Develop our multi-year inventory.  We intend to add production and reserves through the development of our existing drilling inventory, which we believe to be repeatable and low-risk. The Company has a long history in the Midcontinent, having drilled over 790 wells in the area since 1988. We believe our historical drilling experience, together with the results of substantial industry activity within our operating areas, reduces the risk and uncertainty associated with drilling horizontal wells in these areas. As of December 31, 2014, we have identified 2,765 gross drilling locations, which gives us many years of development drilling. We expect 100% of our development capital expenditures in 2015 to be dedicated to horizontal drilling.

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Maintain the lowest cost structure in the plays where we operate.  Decades of experience in the Midcontinent and emphasis on operational execution and cost control have allowed us to drill and complete wells at significantly lower cost than most other operators and, as a result, to realize compelling economic returns. In the Cleveland, for example, from 2005 to 2013 we reduced our well spud-to-release time, which directly affects drilling costs, from 30 days to 26 days, and in 2014 we further reduced that metric to 23 days. During that same timeframe, we have more than doubled our lateral lengths, which directly affects production, from approximately 2,000 feet to approximately 4,500 feet per well. We will continue to apply this expertise while also leveraging our leading position in our focus areas to obtain the best possible pricing from service providers which we expect will further reduce capital costs and ultimately enhance returns. Our cost structure is particularly important in periods of low commodity prices and gives us an advantage over other operators as we compete for acquisitions and strategic partnerships.

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Opportunistically grow through exploration, acquisitions and strategic partnerships.  As a complement to our development program, we look to execute acquisitions, leases and partnerships where our operating experience can be leveraged. Given the Company's ability to decrease costs and ramp up drilling activity, we seek opportunities that have less PDP reserves and a large number of high-quality drilling locations. Since 2009, we have successfully executed four significant acquisitions and several bolt-on acquisitions in our operating areas, for an aggregate purchase price of approximately $900 million.

We also continue to seek new leasing opportunities to expand our acreage position and complement our existing drilling inventory, as we believe that targeted organic leasing around our existing acreage provides the ability for greater returns due to cost and operating synergies in overlapping areas of operation. In calendar year 2014, we leased approximately 21,000 net acres.

Joint development opportunities complement our acquisition strategy by providing a capital efficient and risk-lowering approach to acquiring drilling opportunities. These agreements give us control over the drilling and completion phase of the well, where we can add value by applying our low cost structure. In this regard, we have a history of developed relationships with several large exploration and production companies such as BP, ConocoPhillips, Devon Energy, ExxonMobil, Linn Energy, Vanguard Natural Resources and Samson, in which they have farmed out portions of their basin operations to us. We have drilled over 300 wells in connection with these types of agreements, over 165 of which have been drilled in connection with an active 14-year farm-out and development agreement with ExxonMobil.

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Exploit upside within our existing assets.  We plan to continue exploiting our proved reserves to maximize production through optimized drilling and completion techniques. Furthermore, the stacked reservoirs within our asset base provide exposure to additional upside potential in several emerging resource plays. We have begun assessing the potential of both the Tonkawa and Marmaton formations in the Anadarko Basin. We expect to engage in additional development activity within these plays as commodity prices improve. Based upon our recent assessment, we believe that we have approximately 890 potential drilling locations in the Tonkawa and Marmaton formations that provide us with additional resource potential. We began testing the potential of the Tonkawa formation by drilling six wells on our acreage in 2014 and are monitoring the production of those wells at this time. Further, our current leasehold position provides longer term potential exposure to other prospective formations found in the Anadarko basin, including the Douglas, Cottage Grove, Cherokee Shale, Atoka Shale, and the Upper, Middle and Lower Morrow formations. In addition, we continue to apply our proven geoscience expertise in the search for new exploration opportunities in the greater Midcontinent region.

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Maintain operational control.  We operated substantially all of the wells that we drilled and completed during 2014, allowing us to effectively manage the timing and levels of our development spending, overall well costs and operating expenses. In addition, we expect to operate the drilling and completion phase on approximately 67% of our 2,765 gross identified drilling locations. With over 80% of our acreage held by existing production, we also will not be required to expend significant capital to hold acreage in our portfolio. We believe that continuing to exercise a high degree of control over our acreage position will provide us with flexibility to manage our drilling program and optimize our returns and profitability.

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Focus on well-level returns.  Our management and technical teams are focused on maximizing well-level returns, which we believe drives shareholder value. In addition to our focus on costs and optimizing drilling and completion techniques, our team maximizes returns by allocating capital to areas with the highest rates of return based on commodity mix. Our drilling inventory comprises oil, natural gas and NGLs, which enables us to adjust our development approach based on prevailing commodity prices. Despite recent declines in commodity prices, we currently intend to capitalize on the relatively more favorable oil pricing environment as compared to natural gas and NGLs by continuing to drill acreage with significant oil components, where 100% of our 2015 drilling capital budget is focused. In addition, we expect that continuing to operate the substantial majority of our drilling locations will allow us to reallocate our capital and resources opportunistically in response to market conditions. Our disciplined focus on well-level returns in allocating our capital and resources has been a key component of our ability to deliver successful results through various commodity price cycles.

Competitive strengths

We possess a number of competitive strengths that we believe will allow us to successfully execute our business strategy:

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Geographic focus in the prolific U.S. midcontinent.  Our operations are focused in the Midcontinent region, targeting liquids-rich opportunities in the Anadarko and Arkoma basins of Texas and Oklahoma. We generally focus on formations characterized by oil and liquids-rich natural gas content, extensive production histories, long-lived reserves, high drilling success rates, and attractive initial production rates. Furthermore, our areas of operation are proximate to well-developed natural gas and liquids midstream infrastructure and oilfield services providers, which we believe reduces the risk of production delays and facilitates adequate takeaway capacity. All of our 2015 drilling capital budget is devoted to the Anadarko basin in the U.S. Midcontinent.

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Multi-year drilling inventory in existing and emerging resource plays.  Our drilling inventory consists of approximately 2,765 gross identified drilling locations in the Anadarko and Arkoma basins, and our development plans target locations that we believe are low-cost, provide attractive economics, present low risk, and support a relatively predictable production profile. As of December 31, 2014, we had identified 704 gross drilling locations in the Cleveland play and 777 gross drilling locations in the Arkoma Woodford shale formation. Our concentrated leasehold position has been delineated largely through drilling on our Cleveland leasehold, which we expanded substantially through our Chalker and Sabine acquisitions and more recently increased through our 2014 leasing efforts. We have also expanded through joint development agreements with large independent producers and major oil and gas companies in the Cleveland and Woodford formations. In 2014, we drilled 134 gross wells, as compared to 97 gross wells drilled in 2013, representing a 38% increase. Furthermore, we have identified additional locations in several emerging resource plays that we intend to explore and develop in the coming years, including 324 gross locations in the Tonkawa formation and 566 gross locations in the Marmaton formation.

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Extensive operational expertise and low-cost operating structure.  Drilling horizontal wells has been our primary drilling approach for the last ten years. Having drilled over 605 horizontal wells in nine formations in our areas of operation since 1996, we have established systematic protocols that we believe provide repeatable results. We also have established relationships with oilfield services providers, allowing for continued cost efficiencies. As an example, we have consistently drilled horizontal Cleveland wells at a meaningfully lower cost than most of our competition in the same area. Through our focus on drilling, completion and operational efficiencies, we are able to effectively control costs and deliver attractive rates of return and profitability.

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Strong financial position and conservative policies.  We are committed to maintaining a conservative financial profile in order to preserve operational flexibility and financial stability. We believe that our operating cash flow, together with projected availability under our senior secured revolving credit facility, provide us with the financial flexibility to pursue acquisitions, joint development agreements and organic leasing opportunities. In addition, we have historically hedged a significant amount of our production from oil, gas and NGLs. For the three years ended December 31, 2014, approximately 70% of our total production was protected by commodity hedges. Our hedge position is reviewed monthly to evaluate the impact of new wells coming online and changes to our development program. We intend to continue to actively hedge our future production in order to reduce the impact of commodity price volatility on our cash flows and secure our rates of return for up to five years. As of March 31, 2015, the market value of our existing hedges with the lenders under our senior secured credit facility was approximately $218.5 million.

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High caliber management team with deep operating experience and a proven track record.  The top four executives of our management team average more than 25 years of industry experience. Furthermore, our entire management team averages over 20 years of industry experience and has worked together developing assets for many years, resulting in a high degree of continuity. We have assembled a strong technical staff of geoscientists, field operations managers and engineers with significant experience drilling horizontal wells and with fracture stimulation of unconventional formations, which has resulted in a successful track record of reserve and production growth. In addition, our management team has extensive expertise and operational experience in the oil and natural gas industry with a proven track record of successfully negotiating, executing and integrating acquisitions. Members of our management team have previously held positions with major and large independent oil and natural gas companies, including ExxonMobil, BP, Southwestern Energy, Samson, Marathon and Standard Oil.

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Alignment of management team.  Our predecessor company was founded in 1988 by our CEO, Jonny Jones, in continuation of his family's history in the oil and gas business, which dates back to the 1920's. Jones family members and our management team controlled approximately 22% of our combined voting power and economic interest as of May 1, 2015. We believe the equity interests of our officers and directors align their interests and provide substantial incentive to grow the value of our business.

Our corporate structure

Jones Energy, Inc. (NYSE: JONE) was incorporated as a Delaware corporation in March 2013. We are a holding company whose sole material asset consists of units ("JEH LLC Units") in JEH LLC. As the sole managing member of JEH LLC, we are responsible for all operational, management and administrative decisions relating to JEH LLC's business and consolidate the financial results of JEH LLC and its subsidiaries. Our principal executive offices are located at 807 Las Cimas Pkwy, Suite 350, Austin, Texas 78746, and our telephone number is (512) 328-2953.

The following diagram depicts our simplified organizational and ownership structure after giving effect to this offering (assuming the underwriter does not exercise its 30 day option to purchase additional shares).

The offering

Class A common stock offered by the selling stockholders	5,000,000 shares, or 5,750,000 shares if the underwriter exercises in full its option to purchase an additional 750,000 shares.
Option to purchase additional shares	The selling stockholders have granted the underwriter an option for a period of 30 days from the date of this prospectus supplement to purchase up to 750,000 additional shares of Class A common stock.
Class A common stock outstanding before this offering	25,334,985 shares.
Class A common stock outstanding after this offering	30,334,985 shares, or 31,084,985 shares if the underwriter exercises in full its option to purchase an additional 750,000 shares.
Class B common stock outstanding after this offering
31,384,918 shares (30,634,918 shares if the underwriter's option to purchase additional shares is exercised in full). Shares of our Class B common stock have voting rights, but no economic rights. When a JEH LLC Unit is exchanged for a share of Class A common stock, a share of Class B common stock held by the Existing Owners will be cancelled.
Voting power of Class A common stock outstanding after giving effect to this offering
49.1% (or 100% if all outstanding JEH LLC Units held by the Existing Owners were exchanged, along with a corresponding number of shares of our Class B common stock, for newly-issued shares of Class A common stock on a one-for-one basis)
Voting power of Class B common stock outstanding after giving effect to this offering
50.9% (or 0% if all outstanding JEH LLC Units held by the Existing Owners were exchanged, along with a corresponding number of shares of our Class B common stock, for newly-issued shares of Class A common stock on a one-for-one basis).
Use of proceeds	We will not receive any proceeds from the sale of shares of Class A common stock by the selling stockholders in this offering. See "Use of Proceeds" on page S-11 of this prospectus supplement.

Voting rights	Each share of our Class A common stock entitles its holder to one vote on all matters to be voted on by stockholders generally. Each share of our Class B common stock entitles its holder to one vote on all matters to be voted on by stockholders generally. Holders of our Class A common stock and Class B common stock vote together as a single class on all matters presented to our stockholders for their vote or approval, except as otherwise required by applicable law or by our amended and restated certificate of incorporation. See "Description of Capital Stock" on page 11 of the accompanying base prospectus.
Dividend Policy
Holders of Class A common stock are entitled to dividends when and if declared by our board of directors, subject to certain restrictions and preferences; however, we do not anticipate paying any cash dividends on our Class A common stock. Holders of Class B common stock are not entitled to dividends unless such dividends are in kind. In addition, our senior secured revolving credit facility prevents us from paying cash dividends. See "Description of Capital Stock" on page 11 of the accompanying base prospectus.
Exchange rights of holders of JEH LLC Units
Under the Exchange Agreement, holders of JEH LLC Units may exchange their JEH LLC Units (together with a corresponding number of shares of Class B common stock) for shares of Class A common stock (on a one-for-one basis, subject to customary conversion rate adjustments for stock splits, stock dividends and reclassification and other similar transactions).
Risk factors
You should read the risk factors found in the documents incorporated herein by reference, as well as the other cautionary statements throughout this prospectus supplement, to ensure you understand the risks associated with an investment in our Class A common stock. See "Risk Factors" on page S-10 of this prospectus supplement and page 7 of the accompanying base prospectus.
New York Stock Exchange symbol	JONE.

Risk factors

Our business is subject to uncertainties and risks. Before you invest in our Class A common stock, you should carefully consider the risk factors beginning on page 7 of the accompanying base prospectus and all of the other information included in, or incorporated by reference into, this prospectus, including those included in our Annual Report on Form 10-K for the year ended December 31, 2014 and in our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. If any of these risks were to occur, our business, financial condition or results of operations could be adversely affected. In that case, the trading price of our Class A common stock could decline and you could lose all or part of your investment. Please also read "Cautionary Note Regarding Forward-Looking Statements" on page S-iii of this prospectus supplement and page 5 of the accompanying base prospectus.

Use of proceeds

The selling stockholders are selling all of the shares of our Class A common stock being sold in this offering, including any shares that may be sold in connection with the underwriter's option to purchase additional shares. See "Selling Stockholders" beginning on page S-13 of this prospectus supplement. Accordingly, we will not receive any proceeds from the sale of shares of our Class A common stock in this offering.

We will pay all expenses in connection with the offering of the shares of Class A common stock to be offered by the selling stockholders under this prospectus supplement including, without limitation, SEC filing fees and expenses and compliance with state securities laws, except that the selling stockholders will pay any underwriting discounts and selling commissions incurred by them in connection with such sales. We will indemnify the selling stockholders against liabilities, including liabilities under the Securities Act. We may be indemnified by the selling stockholders against civil liabilities, including liabilities under the Securities Act, which may arise from any written information furnished to us by the selling stockholders specifically for use in this prospectus.

Price range of Class A common stock

Our Class A common stock trades on the New York Stock Exchange under the symbol "JONE." The following table shows the intra-day high and low sales prices per share of Class A common stock, as reported by the New York Stock Exchange Composite Transactions Tape.

	High	Low

2013
Third Quarter	$17.11	$13.60
Fourth Quarter	$18.14	$13.15
2014
First Quarter	$18.32	$13.05
Second Quarter	$20.57	$14.50
Third Quarter	$20.79	$17.26
Fourth Quarter	$18.82	$9.50
2015
First Quarter	$12.60	$7.74
Second Quarter (Through May 12, 2015)	$11.45	$8.54

On May 12, 2015, the last sales price of the Class A common stock as reported on the New York Stock Exchange was $11.45 per share. As of March 31, 2015, there were approximately 5 record holders of our Class A common stock and 11 record holders of our Class B common stock.

Selling stockholders

The following table presents information regarding the selling stockholders in this offering, the shares of Class A common stock that the underwriter has agreed to purchase from the selling stockholders and the selling stockholders' shares of Class A common stock subject to the underwriter's option to purchase additional shares. In addition, the nature of any position, office or other material relationship which the selling stockholders have had, within the past three years, with us or with any of our predecessors or affiliates, is indicated in a footnote to the table. We have paid all expenses relating to the registration of the shares of Class A common stock by the selling stockholders under the Securities Act and will pay any other offering expenses, except that the selling stockholders will pay all underwriting discounts and commissions. We will not receive any proceeds from the sale of our Class A common stock by the selling stockholders.

We prepared the table based on information provided to us by the selling stockholders. We have not sought to verify such information.

Beneficial ownership is determined in accordance with the rules and regulations of the SEC. As described in "Exchange of JEH LLC Units and Class B Common Stock" on page 9 of the accompanying base prospectus, the holders of JEH LLC Units have the right to exchange such JEH LLC Units, together with an equal number of shares of Class B common stock, for shares of our Class A common stock on a one-for-one basis.

							Additional shares of Class A common stock offered if option to purchase additional shares is exercised in full
								Shares of Class A common stock beneficially owned after this offering if option to purchase additional shares is exercised in full
	Shares of Class A common stock beneficially owned prior to this offering
					Shares of Class A common stock beneficially owned after this offering
				Number of shares of Class A common stock offered
			Combined voting power(3)
Name of selling stockholders
	Number(1)	%(2)			Number	%		Number	%

MCP (C) II AIF Jones Intermediate LLC(4)	9,155,880	26.5%	14.8%	1,972,891	7,182,988	18.5%	295,933	6,887,055	18.1%
MCP II Co-Investment Jones Intermediate LLC(4)	2,284,084	8.3%	3.7%	492,170	1,791,914	5.4%	73,826	1,718,088	5.2%
MCP II Jones Intermediate LLC(4)	4,279,655	14.5%	6.9%	922,172	3,357,483	9.6%	138,326	3,219,157	9.4%
MCP II (TE) AIF Jones Intermediate LLC(4)	3,275,923	11.4%	5.3%	705,890	2,570,033	7.5%	105,883	2,464,150	7.3%
MCP II (Cayman) AIF Jones Intermediate LLC(4)	3,790,075	13.0%	6.1%	816,678	2,973,397	8.6%	122,502	2,850,895	8.4%
MCP II Executive Fund Jones Intermediate LLC(4)	418,599	1.6%	0.7%	90,199	328,400	1.0%	13,530	314,870	1.0%

(1)    Includes shares of Class B common stock owned by these individuals that, subject to the terms of the Exchange Agreement, are, together with an equivalent number of JEH LLC Units, exchangeable at any time and from time to time for shares of Class A common stock on a one-for-one basis, subject to equitable adjustments for stock splits, stock dividends and reclassifications.

(2)    The Class A Shares to be issued upon the exchange of Class B Shares that are currently exchangeable pursuant to the terms of the Exchange Agreement are deemed to be outstanding and beneficially owned by the person holding the Class B Shares for the purpose of computing the percentage of beneficial ownership of Class A Shares for that person and any group of which that person is a member, but are not deemed outstanding for the purpose of computing the percentage of beneficial ownership for any other person. As such, in calculating the percentage of Class A Shares beneficially owned by the selling stockholders, we have assumed that only the selling stockholders exchanged Class B Shares for Class A Shares and that no other person made a similar exchange.

(3)    Represents percentage of voting power of the shares of Class A common stock and Class B common stock of Jones Energy, Inc. voting together as a single class.

(4)   Metalmark Capital's principal address is 1177 Avenue of the Americas, 40th Floor; New York, NY 10036; Attention: Gregory D. Myers. Two of our directors, Howard I. Hoffen and Gregory D. Myers, are each managing directors of Metalmark and may be deemed to share beneficial ownership of any shares held by Metalmark. Each of Messrs. Hoffen and Myers disclaim beneficial ownership of these shares as a result of his employment arrangements with Metalmark, except to the extent that his pecuniary interest therein is ultimately realized.

Material U.S. federal income and estate tax considerations for non-U.S. holders

The following is a general discussion of the material U.S. federal income and estate tax consequences of the acquisition, ownership and disposition of our Class A common stock to a non-U.S. holder. Except as specifically provided below (see "—Estate tax"), for the purpose of this discussion, a non-U.S. holder is any beneficial owner of our Class A common stock that, for U.S. federal income tax purposes, is an individual, corporation, estate or trust and is not any of the following:

•
an individual citizen or resident of the U.S.;

•
a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in the U.S. or under the laws of the U.S. or any state or the District of Columbia;

•
an estate whose income is subject to U.S. federal income tax regardless of its source; or

•
a trust (x) whose administration is subject to the primary supervision of a U.S. court and which has one or more U.S. persons who have the authority to control all substantial decisions of the trust or (y) which has made a valid election to be treated as a U.S. person.

If a partnership (or an entity treated as a partnership for U.S. federal income tax purposes) holds our Class A common stock, the tax treatment of a partner in the partnership will generally depend on the status of the partner and upon the activities of the partnership. Accordingly, we urge partnerships that hold our Class A common stock and partners in such partnerships to consult their tax advisors.

This discussion assumes that non-U.S. holders will hold our Class A common stock issued pursuant to the offering as a capital asset (generally, property held for investment). This discussion does not address all aspects of U.S. federal income taxation (e.g., alternative minimum tax) or any aspects of U.S. federal gift taxation or state, local or non-U.S. taxation, nor does it consider any U.S. federal income tax considerations that may be relevant to non-U.S. holders that may be subject to special treatment under U.S. federal income tax laws, including, without limitation, U.S. expatriates, insurance companies, tax-exempt or governmental organizations, dealers in securities or currency, banks or other financial institutions, investors whose functional currency is other than the U.S. dollar, "controlled foreign corporations," "passive foreign investment companies," common trust funds, certain trusts, and hybrid entities, and investors that hold our Class A common stock as part of a hedge, straddle or conversion transaction. Furthermore, the following discussion is based on current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), and Treasury Regulations and administrative and judicial interpretations thereof, all as in effect on the date hereof, and all of which are subject to change, possibly with retroactive effect.

We urge each prospective investor to consult a tax advisor regarding the U.S. federal, state, local and non-U.S. income and other tax consequences of acquiring, holding and disposing of shares of our Class A common stock.

Dividends

We have not made any distributions on our Class A common stock, and we do not plan to make any distributions for the foreseeable future. However, if we do make distributions on our Class A common stock, those distributions will constitute dividends for U.S. tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. To the extent those distributions exceed our current and accumulated earnings and profits, such excess will constitute a return of capital and will first reduce a holder's adjusted tax basis in its Class A common stock, but not below zero, and then will be treated as gain from the sale of Class A common stock (see "—Gain on disposition of Class A common stock" below).

Any dividend (i.e., a distribution paid out of earnings and profits) paid to a non-U.S. holder of our Class A common stock generally will be subject to U.S. federal income tax withholding either at a rate of 30% of the gross amount of the dividend or such lower rate as may be specified by an applicable tax treaty. To receive the benefit of a reduced treaty rate, a non-U.S. holder must provide us with an IRS Form W-8BEN, IRS Form W-8BEN-E, or other appropriate version of IRS Form W-8 certifying qualification for the reduced rate. If the non-U.S. holder holds the stock through a financial institution or other agent acting on the holder's behalf, the holder will be required to provide appropriate documentation to the agent. The holder's agent will then be required to provide certification to us or our paying agent, either directly or through other intermediaries. Special certification and other requirements apply to certain non-U.S. holders that are pass-through entities rather than corporations or individuals.

Dividends received by a non-U.S. holder that are effectively connected with a trade or business conducted by the non-U.S. holder in the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment or fixed base maintained by the non-U.S. holder in the United States) are exempt from such withholding tax. To obtain this exemption, the non-U.S. holder must provide us with an IRS Form W-8ECI (or other appropriate version of IRS Form W-8) properly certifying such exemption. Such effectively connected dividends, although not subject to U.S. federal income tax withholding, will be subject to U.S. federal income tax on a net income basis at the same graduated rates generally applicable to U.S. persons, net of certain deductions and credits, subject to any applicable tax treaty providing otherwise. In addition to the income tax described above, dividends received by corporate non-U.S. holders that are effectively connected with a trade or business conducted by the corporate non-U.S. holder in the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment or fixed base maintained by the non-U.S. holder in the United States) may be subject to a branch profits tax at a rate of 30% or such lower rate as may be specified by an applicable tax treaty.

A non-U.S. holder of our Class A common stock may obtain a refund of any excess amounts withheld under these rules if the non-U.S. holder is eligible for a reduced rate of United States withholding tax and an appropriate claim for refund is timely filed with the IRS.

Gain on disposition of Class A common stock

Subject to the discussion under "—Backup withholding and informational reporting" and "—Foreign account tax compliance," a non-U.S. holder generally will not be subject to U.S. federal income tax on any gain realized upon the sale or other disposition of our Class A common stock unless:

•
the gain is effectively connected with a trade or business conducted by a non-U.S. holder in the United States and, if required by an applicable tax treaty, is attributable to a permanent establishment or fixed base maintained by such non-U.S. holder in the United States;

•
the non-U.S. holder is an individual who is present in the United States for a period or periods aggregating 183 days or more during the calendar year in which the sale or disposition occurs and certain other conditions are met; or

•
we are or have been a "United States real property holding corporation" for U.S. federal income tax purposes at any time during the five-year period ending on the date of disposition or, if shorter, the

  non-U.S. holder's holding period for its shares of our Class A common stock, and either (i) shares of our Class A common stock are not "regularly traded on an established securities market" or (ii) if shares of our Class A common stock are "regularly traded on an established securities market," the non-U.S. holder held, directly or indirectly, at any time during such period, more than 5% of our issued and outstanding Class A common stock. In this regard, we are, and expect to continue to be for the foreseeable future, a "United States real property holding corporation."

Gain described in the first and third bullet points above will be subject to U.S. federal income tax at the same graduated rates generally applicable to U.S. persons. If such non-U.S. holder is a foreign corporation, such gain may also be subject to a branch profits tax (at a 30% rate or such lower rate as specified by an applicable income tax treaty) on its effectively connected earnings and profits attributable to such gain, as adjusted for certain items.

A non-U.S. holder described in the second bullet point above will be subject to a 30% U.S. federal income tax (or such lower rate as may be specified by an applicable tax treaty) on the gain derived from the sale, which may be offset by certain U.S. source capital losses.

Non-U.S. holders should consult any applicable income tax treaties that may provide for different rules.

Backup withholding and information reporting

Generally, we must report annually to the IRS the amount of dividends paid to each non-U.S. holder, the name and address of the recipient, and the amount, if any, of tax withheld with respect to those dividends. A similar report is sent to each non-U.S. holder. These information reporting requirements apply even if withholding was not required. Pursuant to tax treaties or other agreements, the IRS may make its reports available to tax authorities in the recipient's country of residence.

Payments of dividends to a non-U.S. holder may be subject to backup withholding (at the applicable rate) unless the non-U.S. holder establishes an exemption, for example, by properly certifying its non-U.S. status on an IRS Form W-8BEN or IRS Form W-8-BEN-E (or other suitable substitute or successor form). Notwithstanding the foregoing, backup withholding may apply if either we or our paying agent has actual knowledge, or reason to know, that the beneficial owner is a U.S. person that is not an exempt recipient.

Payments of the proceeds from sale or other disposition by a non-U.S. holder of our Class A common stock effected outside the U.S. by or through a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, information reporting will apply to those payments if the broker does not have documentary evidence that the holder is a non-U.S. holder, an exemption is not otherwise established, and the broker has certain relationships with the United States.

Payments of the proceeds from a sale or other disposition by a non-U.S. holder of our Class A common stock effected by or through a U.S. office of a broker generally will be subject to information reporting and backup withholding (at the applicable rate) unless the non-U.S. holder establishes an exemption, for example, by properly certifying its non-U.S. status on an IRS Form W-8BEN or IRS Form W-8-BEN-E (or other suitable substitute or successor form). Notwithstanding the foregoing, information reporting and backup withholding may apply if the broker has actual knowledge, or reason to know, that the holder is a U.S. person that is not an exempt recipient.

Backup withholding is not an additional tax. Rather, the U.S. income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If backup withholding results in an overpayment of taxes, a refund may be obtained, provided that the required information is timely furnished to the IRS.

Estate tax

Our Class A common stock owned or treated as owned by an individual who is not a citizen or resident of the U.S. (as specifically defined for U.S. federal estate tax purposes) at the time of death will be includible in the individual's gross estate for U.S. federal estate tax purposes and may be subject to U.S. federal estate tax unless an applicable estate tax treaty provides otherwise.

Foreign account tax compliance

Sections 1471 to 1474 of the Code (Such section commonly referred to as FATCA) will impose a 30% U.S. withholding tax on certain "withholdable payments" made to a "foreign financial institution" or a "non-financial foreign entity." "Withholdable payments" include payments of dividends and the gross proceeds from a disposition of property (such as our Class A common stock). In general, if you are a "foreign financial institution" (which includes investment entities such as hedge funds and private equity funds), the 30% withholding tax will apply to withholdable payments made to you, unless you enter into an agreement with the U.S. Department of Treasury (the "Treasury") to collect and provide substantial information regarding your U.S. account holders, including certain account holders that are foreign entities with U.S. owners, and to withhold 30% on certain "passthru payments." If you are a "non-financial foreign entity," FATCA also generally will impose a withholding tax of 30% on withholdable payments made to you unless you provide the withholding agent with a certification that you do not have any substantial U.S. owners or a certification identifying your direct or indirect substantial U.S. owners. Treaties between the United States and your resident country may modify some of the foregoing requirements.

The Treasury has issued final Treasury Regulations, which provide that the withholding provisions are effective for payments made after June 30, 2014 (in the case of dividends on our Class A common stock) and December 31, 2016 (in the case of gross proceeds from the sale or other disposition of our Class A common stock). Investors should consult a tax advisor concerning the consequences under FATCA of ownership of our Class A common stock.

Underwriting

The selling stockholders are offering the shares of Class A common stock described in this prospectus supplement and the accompanying base prospectus through J.P. Morgan Securities LLC. We and the selling stockholders have entered into an underwriting agreement with the underwriter. Subject to the terms and conditions of the underwriting agreement, the selling stockholders have agreed to sell to the underwriter, and the underwriter has agreed to purchase, 5,000,000 shares of Class A common stock.

The underwriter is committed to purchase all the shares of our Class A common stock offered by the selling stockholders if it purchases any shares.

The underwriter proposes to offer the Class A common stock directly to the public at the public offering price set forth on the cover page of this prospectus supplement and to certain dealers at that price less a concession not in excess of $              per share. After the public offering of the shares, the offering price and other selling terms may be changed by the underwriter.

The underwriter has an option to buy up to 750,000 additional shares of Class A common stock from the selling shareholders. The underwriter has 30 days from the date of this prospectus to exercise this option to acquire additional shares of Class A common stock. If any additional shares of Class A common stock are purchased, the underwriter will offer the additional shares on the same terms as those on which the shares are being offered.

The underwriting fee is equal to the public offering price per share of Class A common stock less the amount paid by the underwriter to the selling stockholders per share of Class A common stock. The underwriting fee is $              per share. The following table shows the per share and total underwriting discount to be paid to the underwriter assuming both no exercise and full exercise of the underwriter's option to purchase additional shares of Class A common stock.

Underwriting discounts and commissions
		Without option to purchase additional shares		With option to purchase additional shares

Per share	$		$
Total	$		$

We also have agreed to reimburse the underwriter for up to $15,000 of reasonable fees and expenses of counsel related to the review by the FINRA of the terms of sale of the shares of Class A common stock offered hereby.

We estimate that the total expenses of this offering, including registration, filing and listing fees, printing fees, and legal and accounting expenses, but excluding the underwriting discount, will be approximately $200,000.

A prospectus in electronic format may be made available on the web sites maintained by the underwriter, or selling group members, if any, participating in the offering. The underwriter may agree to allocate a number of shares to underwriter and selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by the underwriter to the underwriter and selling group members that may make Internet distributions on the same basis as other allocations.

We have agreed that we will not (1) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise dispose of, directly or indirectly, or file with the Securities and Exchange Commission a registration statement under the Securities Act relating to, any shares of our Class A common stock or securities convertible into or exchangeable or exercisable for any shares of our Class A common stock, or publicly disclose the intention to make any offer, sale, pledge, disposition, or filing, or (2) enter into any swap or other arrangement that transfers all or a portion of the economic consequences associated with the ownership of any shares of Class A common stock or any such other securities (regardless of whether any of these transactions are to be settled by the delivery of shares of Class A common stock or such other securities, in cash or otherwise), in each case without the prior written consent of the underwriter, for a period of 90 days after the date of this prospectus, other than the shares of our Class A common stock to be sold hereunder, any shares of our Class A common stock issued for awards or upon the exercise of options granted under our management incentive plans, and Class A common stock issued in connection with future acquisitions.

Certain affiliates of Metalmark Capital, including each of the selling stockholders, and each of our directors and executive officers have entered into lock-up agreements with the underwriter prior to the commencement of this offering pursuant to which each of these persons or entities, with limited exceptions, for a period of 90 days after the date of this prospectus, may not, without the prior written consent of the underwriter (1) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of our Class A common stock or any securities convertible into or exercisable or exchangeable for our Class A common stock (including, without limitation, Class A common stock or such other securities which may be deemed to be beneficially owned by such directors, executive officers, managers, and members in accordance with the rules and regulations of the SEC and securities which may be issued upon exercise of a stock option or warrant) or (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Class A common stock or such other securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Class A common stock or such other securities, in cash or otherwise, or (3) make any demand for or exercise any right with respect to the registration of any shares of our Class A common stock or any security convertible into or exercisable or exchangeable for our Class A common stock. In addition, the lock-up agreements will not restrict the transfer of Class A common stock as bona fide gifts, transfer by will or the laws of intestacy, transfers to family members (including to vehicles of which they are beneficial owners), transfers pursuant to domestic relations or court orders, or (in the case of corporations or other entities) transfers to affiliates, in each case so long as the transferee agrees to be bound by the restrictions in the lock-up agreements.

We and the selling stockholders have agreed to indemnify the underwriter against certain liabilities, including liabilities under the Securities Act.

Our Class A common stock is listed on the New York Stock Exchange under the symbol "JONE."

In connection with this offering, the underwriter may engage in stabilizing transactions, which involves making bids for, purchasing and selling shares of Class A common stock in the open market for the purpose of preventing or retarding a decline in the market price of the Class A common stock while this offering is in progress. These stabilizing transactions may include making short sales of the Class A common stock, which involves the sale by the underwriter of a greater number of shares of Class A common stock than they are required to purchase in this offering, and purchasing shares of Class A common stock on the open market to cover positions created by short sales. Short sales may be "covered" shorts, which are short positions in an amount not greater than the underwriter's option to acquire additional shares of Class A common stock referred to above, or may be "naked" shorts, which are short positions in excess of that amount. The underwriter may close out any covered short position either by exercising their option to acquire additional shares of Class A common stock, in whole or in part, or by purchasing shares in the open market. In making this determination, the underwriter will consider, among other things, the price of shares available for purchase in the open market compared to the price at which the underwriter may purchase shares through the option to acquire additional shares of Class A common stock. A naked short position is more likely to be created if the underwriter is concerned that there may be downward pressure on the price of the Class A common stock in the open market that could adversely affect investors who purchase in this offering. To the extent that the underwriter creates a naked short position, they will purchase shares in the open market to cover the position.

The underwriter has advised us that, pursuant to Regulation M of the Securities Act, they may also engage in other activities that stabilize, maintain or otherwise affect the price of the Class A common stock.

These activities may have the effect of raising or maintaining the market price of the Class A common stock or preventing or retarding a decline in the market price of the Class A common stock, and, as a result, the price of the Class A common stock may be higher than the price that otherwise might exist in the open market. If the underwriter commences these activities, it may discontinue them at any time. The underwriter may carry out these transactions on the New York Stock Exchange, in the over-the-counter market or otherwise.

Other than in the United States, no action has been taken by us or the underwriter that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

This document is only being distributed to and is only directed at (1) persons who are outside the United Kingdom or (2) to investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, which we refer to as the Order, or (3) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order, all such persons together we refer to as relevant persons. The securities are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such securities will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this document or any of its contents.

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive, which we refer to as a Relevant Member State, from and including the date on which the European Union Prospectus Directive, or the EU Prospectus Directive, is implemented in that Relevant Member State, which we refer to this date as the Relevant Implementation Date, an offer of securities described in this prospectus may not be made to the public in that Relevant Member State prior to the publication of a prospectus in relation to the shares which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the EU Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of shares to the public in that Relevant Member State at any time:

•
to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

•
to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

•
to fewer than 100 natural or legal persons (other than qualified investors as defined in the EU Prospectus Directive) subject to obtaining the prior consent of the book-running managers for any such offer; or

•
in any other circumstances which do not require the publication by the issuer of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an "offer of securities to the public" in relation to any securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe for the securities, as the same may be varied in that Member State by any measure implementing the EU Prospectus Directive in that Member State and the expression EU Prospectus Directive means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

The shares may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), or (ii) to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a "prospectus" within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), and no advertisement, invitation or document relating to the shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares may not be circulated or distributed, nor may the shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore, the SFA, (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the shares are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries' rights and interest in that trust shall not be transferable for six months after that corporation or that trust has acquired the shares under Section 275 except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is given for the transfer; or (3) by operation of law.

The securities have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the Financial Instruments and Exchange Law) and each underwriter has agreed that it will not offer or sell any securities, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines

The shares may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange, or the SIX or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the shares or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to the offering, Jones Energy or the shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of shares will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA, and the offer of shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes or the CISA. The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of shares.

This prospectus relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority or the DFSA. This prospectus is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus nor taken steps to verify the information set forth herein and has no responsibility for the prospectus. The shares to which this prospectus relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the shares offered should conduct their own due diligence on the shares. If you do not understand the contents of this prospectus you should consult an authorized financial advisor.

The underwriter and its affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriter and its affiliates have provided in the past to us and our affiliates and may provide from time to time in the future certain commercial banking, financial advisory, investment banking and other services for us and such affiliates for which they have received and may continue to receive customary fees and commissions. An affiliate of the underwriter is a lender under our senior secured credit facility. One of our directors is a managing director of Metalmark and is married to the head of Global Equity Capital Markets for the underwriter.

In the ordinary course of their various business activities, the underwriter and its respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of the issuer. The underwriter and its respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Legal matters

The validity of the Class A common stock will be passed upon for us by Baker Botts L.L.P., Austin, Texas, our outside legal counsel. Certain legal matters in connection with the Class A common stock offered hereby will be passed upon for the underwriter by Vinson & Elkins L.L.P. Certain legal matters will be passed upon for the selling stockholders by Kirkland & Ellis LLP, New York, New York.

Experts

The financial statements incorporated in this prospectus by reference to Jones Energy, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2014 have been so incorporated in reliance on the reports of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The information incorporated by reference in this prospectus regarding estimated quantities of proved reserves, the future net revenues from those reserves and their present value is based, in part, on estimates of the proved reserves and present values of proved reserves as of December 31, 2014, 2013, 2012 and 2011. The reserve estimates are based on reports prepared by Cawley Gillespie & Associates, Inc., independent reserve engineers. These estimates are incorporated by reference in this prospectus in reliance upon the authority of each such firm as an expert in these matters.

Available information

We file annual, quarterly and other reports and other information with the SEC under the Securities Exchange Act of 1934 (Exchange Act). You may read and copy any document we file at the SEC's public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-732-0330 for further information on the operation of the SEC's public reference room. Our SEC filings are available on the SEC's website at http://www.sec.gov. We also make available free of charge on our website at www.jonesenergy.com all materials that we file electronically with the SEC, including our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, Section 16 reports and amendments to these reports as soon as reasonably practicable after such materials are electronically filed with, or furnished to, the SEC. Information contained on our website or any other website is not incorporated by reference into this prospectus and does not constitute a part of this prospectus.

Information incorporated by reference

The SEC allows us to "incorporate by reference" the information we have filed with the SEC. This means that we can disclose important information to you without actually including the specific information in this prospectus by referring you to other documents filed separately with the SEC. These other documents contain important information about us, our financial condition and results of operations. The information incorporated by reference is an important part of this prospectus. Information that we file later with the SEC will automatically update and may replace information in this prospectus and information previously filed with the SEC.

We incorporate by reference in this prospectus supplement the documents listed below and any subsequent filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding information deemed to be furnished and not filed with the SEC) until all offerings under this registration statement are completed:

•
our annual report on Form 10-K for the year ended December 31, 2014, including information specifically incorporated by reference into such Annual Report on Form 10-K from our Proxy Statement for our 2015 Annual Meeting of Shareholders filed on March 27, 2015;

•
our quarterly report on Form 10-Q for the quarter ended March 31, 2014;

•
our current reports on Form 8-K filed with the SEC on February 13, 2015, February 25, 2015 and February 27, 2015; and

•
the description of our Class A common stock in our registration statement on Form 8-A filed pursuant to the Exchange Act on July 17, 2013.

You may obtain any of the documents incorporated by reference in this prospectus from the SEC through the SEC's website at the address provided above. You also may request a copy of any document incorporated by reference in this prospectus (including exhibits to those documents specifically incorporated by reference in those documents), at no cost, by visiting our website at www.jonesenergy.com, or by writing or calling us at the following address:

Jones Energy, Inc.
807 Las Cimas Parkway, Suite 350
Austin, Texas 78746
Attention: Investor Relations
Telephone: (512) 328-2953

Prospectus

Jones Energy, Inc.

$200,000,000 of Class A Common Stock

36,813,731 Shares of Class A Common Stock Offered by the Selling Stockholders

        This prospectus relates to the offer and sale of our Class A common stock from time to time. The aggregate initial offering price of all shares of Class A common stock sold by us under this prospectus will not exceed $200,000,000.

        In addition to the securities that we may offer, the selling stockholders may offer and sell up to an aggregate of 36,813,731 shares of our Class A common stock from time to time under this prospectus, of which all such shares are issuable upon exchange of an equivalent number of units of Jones Energy Holdings, LLC (together with an equal number of shares of our Class B common stock). We will not receive any proceeds from the sale of common stock by the selling stockholders.

        We and the selling stockholders may offer and sell these securities from time to time in amounts, at prices and on terms to be determined by market conditions and other factors at the time of our offerings. We and the selling stockholders may offer and sell these securities through agents, through underwriters or dealers or directly to one or more purchasers, including existing stockholders. This prospectus provides you with a general description of these securities and the general manner in which we and the selling stockholders will offer the securities. Each time we or the selling stockholders sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus.

        Our Class A common stock is traded on the New York Stock Exchange under the symbol "JONE".

        Investing in our securities involves a high degree of risk. You should carefully consider the risk factors described under "Risk Factors" beginning on page 7 of this prospectus before you make any investment in our securities.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined whether this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 17, 2014

        You should rely only on the information we have provided or incorporated by reference in this prospectus. Neither we nor the selling stockholders have authorized any person to provide you with additional or different information. You should not assume that the information in this prospectus is accurate as of any date other than the date on the cover page of this prospectus or that any information we have incorporated by reference is accurate as of any date other than the date of the documents incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since those dates.

i

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement on Form S-3 that we have filed with the Securities and Exchange Commission, or the SEC, using a "shelf" registration process. Under this shelf registration process, we may sell, in one or more offerings, up to $200,000,000 in total aggregate offering price of securities described in this prospectus. This prospectus provides you with a general description of us and the securities offered under this prospectus.

        In addition, the selling stockholders may use this prospectus to offer and sell up to an aggregate of 36,813,731 shares of our Class A common stock from time to time. We will not receive any proceeds from the sale of our Class A common stock by the selling stockholders. The selling stockholders will deliver a prospectus supplement with this prospectus, to the extent appropriate, to update the information contained in this prospectus. The selling stockholders may sell their shares of Class A common stock through any means described below under the heading "Plan of Distribution."

        You should rely only on the information that we have provided or incorporated by reference in this prospectus, any applicable prospectus supplement and any related free writing prospectus that we may authorize to be provided to you. Neither we nor the selling stockholders have authorized anyone to provide you with different information. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus that we or the selling stockholders may authorize to be provided to you. You must not rely on any unauthorized information or representation. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate only as of the date on the front of the document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any related free writing prospectus, or any sale of a security.

        This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by reference to the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading "Where You Can Find More Information."

        Unless the context otherwise requires, references in this prospectus to "Jones Energy," "we," "our," "us," the "company" or like refer to Jones Energy, Inc. and its subsidiaries. References to "Metalmark Capital" are to Metalmark Capital Partners (C) II, L.P. and its affiliated investment funds. References to the "Jones family" or "Jones family entities" are to entities directly or indirectly controlled by Jonny Jones, our chairman and chief executive officer and/or his immediate family.

ABOUT JONES ENERGY, INC.

Overview

        We are an independent oil and gas company engaged in the exploration, development, production and acquisition of oil and natural gas properties in the Anadarko and Arkoma basins of Texas and Oklahoma. Our CEO, Jonny Jones, founded our predecessor company in 1988 in continuation of his family's long history in the oil and gas business, which dates back to the 1920s. We have grown rapidly by leveraging our focus on low cost drilling and completions and our horizontal drilling expertise to develop our inventory and execute several strategic acquisitions. We have accumulated extensive knowledge and experience in developing the Anadarko and Arkoma basins, having concentrated our operations in the Anadarko basin for over 25 years and applied our knowledge to the Arkoma basin since 2011.

        Our operations are focused on horizontal drilling and completions within two distinct basins in the Texas Panhandle and Oklahoma: (i) the Anadarko Basin—targeting the liquids-rich Cleveland, Granite Wash, Tonkawa and Marmaton formations; and (ii) the Arkoma Basin—targeting the Woodford shale formation. We optimize returns through a disciplined emphasis on controlling costs and promoting operational efficiencies, and we believe we are recognized as one of the lowest-cost drilling and completion operators in the Cleveland and Woodford shale formations.

Our Corporate Structure

        Jones Energy, Inc. (NYSE: JONE) is a holding company that was incorporated as a Delaware corporation on March 25, 2013 for the purpose of facilitating an initial public offering ("IPO") of common equity and to become the sole managing member of Jones Energy Holdings, LLC, which we refer to as JEH LLC. Jones Energy, Inc.'s principal asset is a controlling equity interest in JEH LLC. On July 23, 2013, a registration statement filed on Form S-1 with the SEC related to shares of Class A common stock of Jones Energy, Inc. was declared effective. The IPO closed on July 29, 2013. Prior to the IPO, Jones Energy, Inc. had not engaged in any business or other activities except in connection with its formation and the IPO.

        After the effective date of the registration statement but prior to the completion of the IPO, the limited liability company agreement of JEH LLC was amended and restated to modify its capital structure by replacing the different classes of interests previously held by JEH LLC owners (such owners being the selling stockholders identified in this prospectus) with a single new class of units called "JEH LLC Units." In addition, each JEH LLC Unit holder received one share of our Class B common stock. We and the selling stockholders also entered into an Exchange Agreement under which such selling stockholders have the right to exchange their JEH LLC Units together with an equal number of shares of our Class B common stock, for shares of our Class A common stock on a one-for-one basis, subject to customary conversion rate adjustments for stock splits, stock dividends and reclassifications. See "Exchange of JEH LLC Units and Class B Common Stock." These transactions are collectively referred to as the "Reorganization Transactions."

        Jones Energy, Inc., as a result of the IPO and the related Reorganization Transactions, became the sole managing member of, and has a controlling equity interest in, JEH LLC. As the sole managing member of JEH LLC, Jones Energy, Inc. operates and controls all of the business and affairs of JEH LLC and, through JEH LLC and its subsidiaries, conducts our business. Jones Energy, Inc. consolidates the financial results of JEH LLC and its subsidiaries, and records noncontrolling interests for the economic interest in JEH LLC held by the JEH LLC Unit holders.

        See "Note 1. Organization and Description of Business—Organization" in the notes to consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2013 (our "2013 Annual Report") for additional information on our corporate structure.

Company Information

        Our principal executive offices are located at 807 Las Cimas Pkwy, Suite 350, Austin, Texas 78746, and our telephone number is (512) 328-2953. Our website address is www.jonesenergy.com. The information on our website is not part of this prospectus.

 WHERE YOU CAN FIND MORE INFORMATION

        We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and in accordance therewith file reports, proxy or information statements and other information with the SEC. Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. The phone number is 1-800-732-0330. In addition, the SEC maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the SEC's web site is http://www.sec.gov.

        We have filed with the SEC a registration statement on Form S-3 under the Securities Act of 1933, as amended, or the Securities Act, with respect to the securities being offered hereby. As permitted by the rules and regulations of the SEC, this prospectus does not contain all the information set forth in the registration statement and the exhibits and schedules thereto. For further information with respect to us and the securities offered hereby, reference is made to the registration statement, and such exhibits and schedules. A copy of the registration statement, and the exhibits and schedules thereto, may be inspected without charge at the public reference facilities maintained by the SEC at the addresses set forth above, and copies of all or any part of the registration statement may be obtained from such offices upon payment of the fees prescribed by the SEC. In addition, the registration statement may be accessed at the SEC's web site. Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete and, in each instance, reference is made to the copy of such contract or document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference.

        In addition, our filings are available on our website at www.jonesenergy.com. Information on our website or any other website is not incorporated by reference in this prospectus and is not a part of this prospectus.

        We "incorporate by reference" information into this prospectus, which means that we disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for any information superseded by information contained expressly in this prospectus, and the information that we file later with the SEC will automatically supersede this information. You should not assume that the information in this prospectus is current as of any date other than the date on the front page of this prospectus. You should not assume that the information contained in the documents incorporated by reference in this prospectus or any supplement thereto is accurate as of any date other than the respective dates of those documents.

        We incorporate by reference the documents listed below, any documents we may file pursuant to the Securities Exchange Act of 1934 (the "Exchange Act") after the date of the filing of the registration statement of which this prospectus forms a part and prior to the effectiveness of the registration statement and any future filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, excluding any information furnished and not filed with the SEC, from the date of this prospectus until we have sold all of the Securities to which this prospectus relates or each offering under this prospectus is otherwise terminated:

  •
  our Annual Report on Form 10-K for the year ended December 31, 2013 filed on March 14, 2014, including information specifically incorporated by reference into such Annual Report on Form 10-K from our Proxy Statement for our 2014 Annual Meeting of Shareholders filed on March 22, 2014;

  •
  our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2014 filed on May 9, 2014;

  •
  our Current Reports on Form 8-K filed on March 24, 2014, April 1, 2014, May 2, 2014, May 27, 2014 and July 22, 2014;

  •
  our Current Reports on Form 8-K/A filed on March 5, 2014 and March 28, 2014; and

  •
  the description of our Class A common stock contained in our Form 8-A filed on July 17, 2013, including any amendment to that form that we may file in the future for the purpose of updating the description of our common stock.

        Any information in any of the foregoing documents will automatically be deemed to be modified or superseded to the extent that information in this prospectus or in a later filed document that is incorporated or deemed to be incorporated herein by reference modifies or replaces such information.

        You may request a copy of any document incorporated by reference in this prospectus, including the exhibits thereto, at no cost, by writing or telephoning us at the following address or telephone number:

Jones Energy, Inc.
Attention: Investor Relations
807 Las Cimas Parkway
Suite 350
Austin, TX 78746
(512) 328-2953

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus contains forward-looking statements that are subject to a number of risks and uncertainties, many of which are beyond our control. All statements, other than statements of historical fact included in this prospectus, regarding our strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects, plans and objectives of management are forward-looking statements. When used in this prospectus, the words "could," "plan," "seek," "good," "strategy," "forecast," "future," "likely," "should," "aim," "continue," "objective," "prospective," "believe," "anticipate," "intend," "estimate," "expect," "may," "continue," "predict," "potential," "project" and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on our current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. When considering forward-looking statements, you should keep in mind the risk factors and other cautionary statements described under the heading "Risk Factors" included in this prospectus. These forward-looking statements are based on management's current belief, based on currently available information, as to the outcome and timing of future events, actions and developments including:

  •
  business strategy;

  •
  estimated current and future net reserves and present value thereof;

  •
  drilling and completion of wells including our identified drilling locations;

  •
  cash flows and liquidity;

  •
  financial strategy, budget, projections and operating results;

  •
  oil, natural gas and NGLs realized prices;

  •
  customers' elections to reject ethane and include it as part of the natural gas stream;

  •
  timing and amount of future production of oil and natural gas;

  •
  availability and cost of drilling and production equipment;

  •
  availability and cost of oilfield labor;

  •
  the amount, nature and timing of capital expenditures, including future development costs;

  •
  availability and terms of capital;

  •
  development results from our identified drilling locations;

  •
  ability to generate returns and pursue opportunities;

  •
  marketing of oil, natural gas and NGLs;

  •
  property acquisitions;

  •
  costs of developing our properties and conducting other operations;

  •
  general economic conditions and the commodity price environment;

  •
  effectiveness of our risk management activities;

  •
  estimates of future potential impairments;

  •
  environmental liabilities;

  •
  counterparty credit risk;

  •
  governmental regulation and taxation of the oil and natural gas industry;

  •
  developments in oil-producing and natural gas-producing countries;

  •
  uncertainty regarding our future operating results;

  •
  technology;

  •
  plans, objectives, expectations and intentions contained in this report that are not historical; and

  •
  risks in connection with exploration activities.

        We caution you that these forward-looking statements are subject to all of the risks and uncertainties, most of which are difficult to predict and many of which are beyond our control, incident to the exploration for and development and production of oil and natural gas. These risks include, but are not limited to, commodity price volatility, inflation, lack of availability of drilling and production equipment and services, environmental risks, drilling and other operating risks, regulatory changes, the uncertainty inherent in estimating oil and natural gas reserves and in projecting future rates of production, cash flow and access to capital, the timing of development expenditures, and the other risks described under "Risk Factors" in this prospectus and in our 2013 Annual Report, in our Quarterly Reports on Form 10-Q and in the other documents we incorporate by reference herein.

        Reserve engineering is a process of estimating underground accumulations of oil and natural gas that cannot be measured in an exact way. The accuracy of any reserve estimate depends on the quality of available data, the interpretation of such data and price and cost assumptions made by reservoir engineers. In addition, the results of drilling, testing and production activities may justify revisions of estimates that were made previously. If significant, such revisions would change the schedule of any further production and development drilling. Accordingly, reserve estimates may differ significantly from the quantities of oil and natural gas that are ultimately recovered.

        Should one or more of the risks or uncertainties described in this prospectus occur, or should underlying assumptions prove incorrect, our actual results and plans could differ materially from those expressed in any forward-looking statements.

        All forward-looking statements, expressed or implied, included in this prospectus are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that we or persons acting on our behalf may issue.

 RISK FACTORS

        An investment in our securities involves a high degree of risk. You should carefully consider the risk factors and all of the other information included in, or incorporated by reference into, this prospectus, including those included in our 2013 Annual Report and in our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, in evaluating an investment in our securities. If any of these risks were to occur, our business, financial condition or results of operations could be adversely affected. In that case, the trading price of our Class A common stock could decline and you could lose all or part of your investment. When we or any selling stockholder offer and sell any securities pursuant to a prospectus supplement, we or such selling stockholder may include additional risk factors relevant to such securities in the prospectus supplement.

 USE OF PROCEEDS

        Unless we inform you otherwise in a prospectus supplement or free writing prospectus, we intend to use the net proceeds from the sale of securities we are offering for general corporate purposes. This may include, among other things, additions to working capital, repayment or refinancing of existing indebtedness or other corporate obligations, financing of capital expenditures and acquisitions and investment in existing and future projects. Any specific allocation of the net proceeds of an offering of securities to a specific purpose will be determined at the time of the offering and will be described in an accompanying prospectus supplement or free writing prospectus.

        We will not receive any of the proceeds from any sale of shares by any of the selling stockholders.

EXCHANGE OF JEH LLC UNITS AND CLASS B COMMON STOCK

        On July 29, 2013, we entered into an Exchange Agreement with the selling stockholders named herein as the holders of JEH LLC Units. See "About Jones Energy, Inc.—Our Corporate Structure." Pursuant to and subject to the terms of the Exchange Agreement and the Third Amended and Restated Limited Liability Company Agreement of JEH LLC, holders of JEH LLC Units, at any time and from time to time, may exchange one or more JEH LLC Units, together with an equal number of shares of our Class B common stock, for shares of our Class A common stock on a one-for-one basis, subject to equitable adjustments for stock splits, stock dividends and reclassifications. In connection with each exchange, JEH LLC will deliver to us a number of JEH LLC Units surrendered by the exchanging holder, and each share of our Class B common stock will be redeemed and cancelled by us. Thus, as holders exchange their JEH LLC Units and Class B common stock for Class A common stock, our interest in JEH LLC will increase.

        We and the exchanging holder will each generally bear our own expenses in connection with an exchange, except that, subject to a limited exception, we are required to pay any transfer taxes, stamp taxes or duties or other similar taxes in connection with such an exchange.

SELLING STOCKHOLDERS

        Upon the exchange of JEH LLC Units described above in "Exchange of JEH LLC Units and Class B Common Stock," the selling stockholders named below may offer to sell from time to time in the future up to an aggregate of 36,813,731 shares of our Class A common stock, par value $0.001 per share.

        We are registering certain of the shares to satisfy registration rights that we have granted to Metalmark and the Jones Family Entities. See "Description of Capital Stock—Registration Rights Agreement." The selling stockholders acquired the shares that they are seeking to sell that are covered by this prospectus pursuant to the Reorganization Transactions.

        The following table sets forth information as of the date of this prospectus by each selling stockholder regarding the beneficial ownership of shares of our Class A common stock and the number of shares of our Class A common stock that may from time to time be offered or sold pursuant to this prospectus. The percentage of shares beneficially owned before the offering is based on the number of shares of our Class A common stock outstanding as of the date of this prospectus, assuming the exchange of all JEH LLC Units. The information regarding shares beneficially owned after the offering assumes the sale of all shares offered by the selling stockholders and that the selling stockholders do not acquire any additional shares. Information in the table below with respect to beneficial ownership has been furnished by each of the selling stockholders.

        Information concerning the selling stockholders may change from time to time and any changed information will be set forth in supplements to this prospectus, if and when necessary. The selling stockholders may offer all, some or none of their shares of Class A common stock. We cannot advise you as to whether the selling stockholders will in fact sell any or all of such shares of Class A common stock. In addition, the selling stockholders listed in the table below may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time and from time to time, shares of our Class A common stock in transactions exempt from the registration requirements of the Securities Act after the date on which they provided the information set forth in the table below.

        Beneficial ownership is determined in accordance with the rules and regulations of the SEC. As described in "Exchange of JEH LLC Units and Class B Common Stock" above, the holders of JEH LLC Units have the right to exchange such JEH LLC Units, together with an equal number of shares of Class B common stock, for shares of our Class A common stock on a one-for-one basis. Assuming the exchange of 36,813,731 JEH LLC Units (together with an equal number of shares of our Class B common stock) for an equivalent number of shares of our Class A common stock, as of the date of this prospectus, there would be 49,340,311 shares of our Class A common stock outstanding. The beneficial ownership information presented below assumes that all 36,813,731 JEH LLC Units have been exchanged for an equivalent number of shares of Class A common stock.

	Shares of Class A Common Stock Beneficially Owned Prior to this Offering				Shares of Class A Common Stock Beneficially Owned After this Offering
				Number of Shares of Class A Common Stock Being Offered
Name	Number(1)	%(2)	Combined Voting Power(3)		Number	%
Metalmark Capital Partners(4)	23,204,216	64.9%	47.0%	23,204,216	0		*
Jones Family Entities(5)	13,634,378	54.9%	27.6%	12,300,945	1,333,433	10.6%
Wells Fargo(6)	1,308,570	9.5%	2.7%	1,308,570	0		*

*
Less than one percent.

(1)
Includes shares of Class B common stock owned by these individuals that, subject to the terms of the Exchange Agreement, are, together with an equivalent number of JEH LLC Units, exchangeable at any time and from time to time for shares of Class A common stock on a one-for-one basis, subject to equitable adjustments for stock splits, stock dividends and reclassifications.

(2)
The Class A Shares to be issued upon the exchange of Class B Shares that are currently exchangeable pursuant to the terms of the Exchange Agreement are deemed to be outstanding and beneficially owned by the person holding the Class B Shares for the purpose of computing the percentage of beneficial ownership of Class A Shares for that person and any group of which that person is a member, but are not deemed outstanding for the purpose of computing the percentage of beneficial ownership for any other person. As such, in calculating the percentage of Class A Shares beneficially owned by each person, we have assumed that only such person exchanged Class B Shares for Class A Shares and that no other person made a similar exchange.

(3)
Represents percentage of voting power of the shares of Class A common stock and Class B common stock of Jones Energy, Inc. voting together as a single class.

(4)
Metalmark Capital Partners' principal address is 1177 Avenue of the Americas, 40th Floor; New York, NY 10036; Attention: Gregory D. Myers. Two of our directors, Howard I. Hoffen and Gregory D. Myers, are each managing directors of Metalmark and may be deemed to share beneficial ownership of any shares held by Metalmark. Each of Messrs. Hoffen and Myers disclaim beneficial ownership of these shares as a result of his employment arrangements with Metalmark, except to the extent that his pecuniary interest therein is ultimately realized.

(5)
Jonny Jones may be deemed to be the beneficial owner of these shares. Of these shares, 12,300,945 are held by various entities of which Jones Energy Management, LLC or JET 3 GP, LLC is the general partner. Each of the Jones Family Entities disclaims beneficial ownership of the shares reported herein except to the extent of their pecuniary interests therein. The address for the Jones Family Entities is 807 Las Cimas Parkway, Suite 350, Austin, TX 78746.

(6)
Wells Fargo Central Pacific Holdings, Inc., or Wells Fargo, is the beneficial owner of these shares of Class A common stock. Wells Fargo's address is Wells Fargo Central Pacific Holdings, Inc., MAC A0112-148, 550 California St, 14th Floor, San Francisco, CA 94104-1004, Attention: Gilbert Shen.

        We will pay all expenses of the registration of the shares of common stock to be offered by the selling stockholders under this prospectus including, without limitation, SEC filing fees and expenses and compliance with state securities laws, except that the selling stockholders will pay any underwriting discounts and selling commissions incurred by them in connection with such sales. We will indemnify the selling stockholders against liabilities, including liabilities under the Securities Act. We may be indemnified by the selling stockholders against civil liabilities, including liabilities under the Securities Act, which may arise from any written information furnished to us by the selling stockholders specifically for use in this prospectus.

 DESCRIPTION OF CAPITAL STOCK

        As of the date of this prospectus, our authorized capital stock consisted of 100,000,000 shares of preferred stock, par value $0.001 per share, none of which were issued and outstanding, 600,000,000 shares of Class A common stock, par value $0.001 per share, of which 12,549,182 shares were issued and 12,526,580 shares were outstanding, and 150,000,000 shares of Class B common stock, par value $0.001 per share, of which 36,813,731 shares were issued and outstanding.

        The following summary of the capital stock and certificate of incorporation and bylaws of Jones Energy, Inc. does not purport to be complete and is qualified in its entirety by reference to the provisions of applicable law and to our amended and restated certificate of incorporation and amended and restated bylaws, which are filed as exhibits to the registration statement of which this prospectus is a part.

        We may offer and sell from time to time, in one or more primary offerings, shares of our Class A common stock. The selling stockholders may from time to time offer shares of our Class A common stock for resale in one or more secondary offerings.

Class A Common Stock

        Voting Rights.    Holders of shares of Class A common stock are entitled to one vote per share held of record on all matters to be voted upon by the stockholders, except that, to the fullest extent permitted by law, holders of shares of Class A common stock will have no voting power with respect to amendments to the amended and restated certificate of incorporation that relate solely to the terms of preferred stock if the holders of the affected series are entitled to vote thereon. Holders of shares of our Class A common stock and Class B common stock vote together as a single class on all matters, except as otherwise required by the amended and restated certificate of incorporation or by applicable law. The holders of Class A common stock do not have cumulative voting rights in the election of directors.

        Dividend Rights.    Holders of shares of our Class A common stock are entitled to ratably receive dividends when and if declared by our board of directors out of funds legally available for that purpose, subject to any statutory or contractual restrictions on the payment of dividends and to any prior rights and preferences that may be applicable to any outstanding preferred stock. Shares of Class A common stock may not be split or combined unless the outstanding shares of Class B common stock are proportionately split or combined. Dividends on Class A common stock in the form of common stock (or securities convertible into or exercisable or exchangeable for common stock) may be paid only in the form of Class A common stock (or securities convertible or exchangeable for Class A common stock) and on a proportionate basis with a corresponding stock dividend on Class B common stock.

        Liquidation Rights.    Upon our liquidation, dissolution, distribution of assets or other winding up, the holders of Class A common stock are entitled to receive ratably the assets available for distribution to the stockholders after payment of liabilities and the liquidation preference of any of our outstanding shares of preferred stock.

        Other Matters.    The shares of Class A common stock have no preemptive or conversion rights and are not subject to further calls or assessment by us. There are no redemption or sinking fund provisions applicable to the Class A common stock. All outstanding shares of our Class A common stock, including the Class A common stock offered in this offering, are fully paid and non-assessable.

Class B Common Stock

        Voting Rights.    Holders of shares of our Class B common stock are entitled to one vote per share held of record on all matters to be voted upon by the stockholders, except that, to the fullest extent permitted by law, holders of shares of Class B common stock will have no voting power with respect to amendments to the amended and restated certificate of incorporation that relate solely to the terms of preferred stock if the holders of the affected series are entitled to vote thereon. Holders of shares of our Class A common stock and Class B common stock vote together as a single class on all matters, except as otherwise required by the amended and restated certificate of incorporation or by applicable law.

        Dividend and Liquidation Rights.    Holders of our Class B common stock do not have any right to receive dividends, unless (i) the dividend consists of shares of our Class B common stock or of rights, options, warrants or other securities convertible or exercisable into or exchangeable for shares of Class B common stock paid proportionally with respect to each outstanding share of our Class B common stock and (ii) a dividend consisting of shares of Class A common stock or of rights, options, warrants or other securities convertible or exercisable into or exchangeable for shares of Class A common stock on equivalent terms is simultaneously paid to the holders of Class A common stock. Shares of Class B common stock may not be split or combined unless the outstanding shares of Class A common stock are proportionately split or combined. Holders of our Class B common stock do not have any right to receive a distribution upon a liquidation or winding up of Jones Energy, Inc.

Preferred Stock

        Our amended and restated certificate of incorporation authorizes our board of directors, subject to any limitations prescribed by law, without further stockholder approval, to issue from time to time one or more series of preferred stock, par value $0.001 per share, out of the unissued shares of preferred stock, and, with respect to each such series, to fix the number of shares constituting such series and the powers, preferences, rights, qualifications, limitations and restrictions of such series which may include, among others, dividend rights, liquidation preferences, voting rights, conversion rights, preemptive rights and redemption rights. Except as provided by law or in a preferred stock designation, the holders of preferred stock will not be entitled to vote at or receive notice of any meeting of stockholders.

Registration Rights and Stockholders Agreement

        On July 29, 2013, we entered into a registration rights and stockholders agreement with Metalmark and the Jones Family Entities, to register for sale under the Securities Act shares of our Class A common stock delivered in exchange for JEH LLC Units in the circumstances described below. This agreement provides Metalmark and the Jones Family Entities with the right to require us, at our expense, to register shares of our Class A common stock that are issuable upon exchange of JEH LLC Units (and an equal number of shares of our Class B common stock) for shares of our Class A common stock. The agreement also provides that we pay certain expenses of Metalmark and the Jones Family Entities relating to such registrations and indemnify them against certain liabilities, which may arise under the Securities Act. We are filing this registration statement pursuant to our obligations under the registration rights agreement.

        Demand Rights.    Subject to certain limitations, Metalmark and the Jones Family Entities have the right, by delivering written notice to us from either the majority in interest of the holders of the Jones family entities or the majority in interest of the holders of Metalmark Capital, to require us to register the number of our shares of Class A common stock requested to be so registered in accordance with the registration rights agreement. Within 10 days of receipt of notice of a demand registration, we are required to give written notice to all other holders of registrable shares of Class A common stock. Subject to certain limitations as described below, we will use our commercially reasonable efforts to, as soon as reasonably practicable, effect the registration all securities with respect to which we receive a written request

        Piggyback Rights.    Any holder of registrable shares of Class A common stock will be entitled to request to participate in, or "piggyback" on, registrations of any of our securities for sale by us. This piggyback right will apply to any registration other than a demand registration described above or a registration on Form S-4 or S-8.

        Conditions and Limitations.    The registration rights outlined above are subject to conditions and limitations, including the right of the underwriters, as applicable, to limit the number of shares to be included in a registration statement and our right to delay, suspend or withdraw a registration statement under specified circumstances. For example, our board may defer any filing for a reasonable period of time if the board determines that such disclosure would have a material adverse effect on the Company.

        If requested by the lead underwriter or underwriters, as applicable, holders of securities with registration rights will not be able to make any sale of our equity securities (including sales under Rule 144) or give any demand notice during a period commencing on the date of the request and continuing for a period not to exceed 90 days, or such shorter period as may be requested by the underwriters. The lead underwriters for the relevant offering may agree to shorten this period.

        Expenses and Indemnification.    In connection with any registration effected pursuant to the terms of the registration rights agreement, we are required to pay for all of the fees and expenses incurred in connection with such registration, including registration fees, filing fees and printing fees. However, the underwriting discounts and selling commissions payable in respect of registrable securities included in any registration are to be paid by the persons including such registrable securities in any such registration on a pro rata basis. We have also agreed to indemnify the holders of registrable securities against all claims, losses, damages and liabilities with respect to each registration effected pursuant to the registration rights agreement.

Anti-Takeover Effects of Provisions of Our Amended and Restated Certificate of Incorporation, Our Amended and Restated Bylaws and Delaware Law

        Some provisions of Delaware law, and our amended and restated certificate of incorporation and our amended and restated bylaws described below, will contain provisions that could make more difficult acquisitions of us or control of us by means of a tender offer, proxy contest or otherwise, or removal of our incumbent directors and officers. These provisions may also have the effect of preventing changes in our management. It is possible that these provisions could make it more difficult to accomplish or could deter transactions that stockholders may consider to be in their best interest or in our best interests, including transactions that might result in a premium over the market price for our shares.

        These provisions, summarized below, are expected to discourage coercive takeover practices and inadequate takeover bids. They are also designed to encourage persons seeking to acquire control of our company to first negotiate with us. We believe that the benefits of increased protection and our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging these proposals because, among other things, negotiation of these proposals could result in an improvement of their terms.

        Delaware law.    We are subject to the provisions of Section 203 of the Delaware General Corporation Law (the "DGCL") regulating corporate takeovers. In general, those provisions prohibit a Delaware corporation, including those whose securities are listed for trading on the NYSE, from engaging in any business combination with any interested stockholder for a period of three years following the date that the stockholder became an interested stockholder, unless:

  •
  the transaction is approved by the board of directors before the date the interested stockholder attained that status;

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  upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced; or

  •
  on or after such time the business combination is approved by the board of directors and authorized at a meeting of stockholders by at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

        Section 203 defines "business combination" to include the following:

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  any merger or consolidation involving the corporation and the interested stockholder;

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  any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

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  subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

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  any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or

  •
  the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

        In general, Section 203 defines an interested stockholder as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by any of these entities or persons.

        A Delaware corporation may "opt out" of Section 203 with an express provision in its original certificate of incorporation or an express provision in its certificate of incorporation or bylaws resulting from amendments approved by the holders of at least a majority of the corporation's outstanding voting shares. We have not opted out of the provisions of Section 203. The statute could prohibit or delay mergers or other takeover or change in control attempts and, accordingly, may discourage attempts to acquire us.

        Amended and restated certificate of incorporation and amended and restated bylaws.    Among other things, our amended and restated certificate of incorporation and amended and restated bylaws:

  •
  permit our board of directors to issue up to 100,000,000 shares of preferred stock, with any rights, preferences and privileges as they may designate;

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  provide for a maximum of 11 directors and provide that the authorized number of directors at any given time may be fixed only by resolution of the board of directors with the approval of a majority of the total number of directors;

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  provide that any action required or permitted to be taken by the stockholders must be effected at a duly called annual or special meeting of stockholders and may not be effected by any consent in writing in lieu of a meeting of such stockholders, subject to the rights of the holders of Class B common stock with respect to the Class B common stock or the holders of any series of preferred stock with respect to such series;

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  provide that all vacancies, including newly created directorships, may be filled solely by the affirmative vote of a majority of directors then in office, even if less than a quorum;

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  provide that our amended and restated bylaws and certain provisions of our amended and restated certificate of incorporation may only be amended by the affirmative vote of the holders of at least 75% of the voting power of our then-outstanding capital stock, voting together as a single class;

  •
  provide that special meetings of our stockholders may only be called by the board of directors, the chief executive officer or the chairman of the board of directors and not by stockholders (subject to the rights of holders of preferred stock);

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  provide that directors may be removed only for cause (as defined in the amended and restated certificate of incorporation) and only by the affirmative vote of holders of at least 75% of the voting power of our then-outstanding capital stock, voting together as a single class;

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  provide for our board of directors to be divided into three classes of directors, serving staggered three year terms, other than directors which may be elected by holders of preferred stock, if any. This system of electing and removing directors may tend to discourage a third party from making a tender offer or otherwise attempting to obtain control of us, because it could have the effect of increasing the length of time necessary to change the composition of a majority of the board of directors. In general, at least two annual meetings of stockholders will be necessary for stockholders to effect a change in a majority of the members of the board of directors; and

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  provide that stockholders seeking to present proposals before a meeting of stockholders or to nominate candidates for election as directors at a meeting of stockholders must provide notice in writing in a timely manner, which notice must satisfy various requirements as to form and content.

Choice of Forum

        Our amended and restated certificate of incorporation provides that unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware will, subject to specified exceptions for subject matter jurisdiction for other Delaware courts, be the sole and exclusive forum for: (i) any derivative action or proceeding brought on our behalf; (ii) any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers or other employee or agent to us, our stockholders, creditors or other constituents; (iii) any action asserting a claim against us or any of our directors and officers arising pursuant to any provision of the DGCL or our amended and restated certificate of incorporation or amended and restated bylaws; (iv) any action to interpret, apply, enforce or determine the validity of our amended and restated certificate of incorporation or amended and restated bylaws; or (v) any action asserting a claim against us or any of our directors or officers governed by the internal affairs doctrine. Our amended and restated certificate of incorporation also provides that any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock will be deemed to have notice of and to have consented to this choice of forum provision. It is possible that a court of law could rule that the choice of forum provision contained in our amended and restated certificate of incorporation is inapplicable or unenforceable if it is challenged in a proceeding or otherwise.

Limitation of Liability and Indemnification Matters

        Our amended and restated certificate of incorporation limits the liability of our directors for monetary damages for breach of their fiduciary duty as directors, except for liability that cannot be eliminated under the DGCL. Our amended and restated bylaws also provide that we will indemnify our directors and executive officers to the fullest extent permitted by Delaware law. Our amended and restated bylaws also permit us to purchase insurance on behalf of any officer, director, employee or other agent for any liability arising out of that person's actions as our officer, director, employee or agent, regardless of whether Delaware law would permit indemnification. We have entered into indemnification agreements with each of our current directors and executive officers, and we intend to enter into indemnification agreements with each of our future directors and executive officers. These agreements will require us to indemnify these individuals to the fullest extent permitted under Delaware law against liability that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified. We believe that the limitation of liability provision in our amended and restated certificate of incorporation and the indemnification agreements will facilitate our ability to continue to attract and retain qualified individuals to serve as directors and officers.

Corporate Opportunity

        Our amended and restated certificate of incorporation provides that, to the fullest extent permitted by applicable law, the doctrine of corporate opportunity, or any analogous doctrine, shall not apply to Metalmark Capital and any of its respective officers, directors, agents, shareholders, members and partners (other than us and our subsidiaries) (each a "specified party"). Additionally, our amended and restated certificate of incorporation provides that, to the fullest extent permitted by applicable law, we renounce any interest or expectancy in any business opportunity, transaction or other matter in which a specified party (other than us and our subsidiaries) participates or desires or seeks to participate in, unless any such business opportunity, transaction or matter is offered in writing solely to a specified party who is one of our directors or officers and is offered such opportunity solely in his or her capacity as one of our directors or officers.

Transfer Agent and Registrar

        The transfer agent and registrar for our Class A common stock is American Stock Transfer & Trust Company, LLC.

Listing

        Our Class A common stock is listed on the NYSE under the symbol "JONE."

 PLAN OF DISTRIBUTION

        We and the selling stockholders may sell the securities pursuant to this prospectus and any accompanying prospectus supplement in and outside the United States (1) through underwriters or dealers; (2) directly to purchasers, including our affiliates and shareholders, or in a rights offering; (3) through agents; or (4) through a combination of any of these methods. The prospectus supplement will include the following information:

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  the terms of the offering;

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  the names of any underwriters, dealers or agents;

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  the name or names of any managing underwriter or underwriters;

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  the purchase price of the securities;

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  the net proceeds from the sale of the securities;

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  any delayed delivery arrangements;

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  any underwriting discounts, commissions and other items constituting underwriters' compensation; any discounts or concessions allowed or reallowed or paid to dealers; and

  •
  any commissions paid to agents.

        The distribution of the securities may be effected from time to time in one or more transactions at a fixed price, at prevailing market prices at the time of the sale, at prices related to such prevailing market prices, at varying prices determined at the time of sale, or at negotiated prices.

        In addition, we or the selling stockholders may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement. If so, the third parties may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third parties in such sale transactions will be underwriters and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment). We, one of our affiliates or the selling stockholders may loan or pledge securities to a financial institution or other third party that in turn may sell the securities using this prospectus. Such financial institution or third party may transfer its short position to investors in our securities or in connection with a simultaneous offering of other securities offered by this prospectus or otherwise.

Sale Through Underwriters or Dealers

        If we or the selling stockholders use underwriters in the sale of securities, the underwriters will acquire the securities for their own account. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we or the selling stockholders inform you otherwise in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to conditions, and the underwriters will be obligated to purchase all the securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

        During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. These transactions may include over-allotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters may also impose a penalty bid, whereby selling concessions allowed to syndicate members or other broker-dealers for the offered securities sold for their account may be reclaimed by the syndicate if such offered securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the offered securities, which may be higher than the price that might otherwise prevail in the open market. If commenced, these activities may be discontinued at any time.

        If we or the selling stockholders use dealers in the sale of securities, we or the selling stockholders will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The dealers participating in any sale of the securities may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We or the selling stockholders will include in the prospectus supplement the names of the dealers and the terms of the transaction.

Direct Sales and Sales Through Agents

        We or the selling stockholders may sell the securities directly. In that event, no underwriters or agents would be involved. We or the selling stockholders may also sell the securities through agents we designate from time to time. In the prospectus supplement, we or the selling stockholders will name any agent involved in the offer or sale of the securities, and we or the selling stockholders will describe any commissions payable by us to the agent. Unless we or the selling stockholders inform you otherwise in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

        We or the selling stockholders may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We or the selling stockholders will describe the terms of any such sales in the prospectus supplement.

Delayed Delivery Arrangements

        If we or the selling stockholders so indicate in the prospectus supplement, we or the selling stockholders may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The prospectus supplement will describe the commission payable for solicitation of those contracts.

Remarketing Arrangements

        Offered securities also may be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms or otherwise, by one or more remarketing firms, acting as principals for their own accounts, as agents for us or as agents for the selling stockholders. Any remarketing firm will be identified and the terms of its agreements, if any, with us or the selling stockholders, and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters within the meaning of the Securities Act in connection with the securities remarketed.

General Information

        Underwriters, dealers and agents that participate in the distribution of the offered securities may be underwriters as defined in the Securities Act, and any discounts or commissions received by them from us or the selling stockholders and any profit on the resale of the offered securities by them may be treated as underwriting discounts and commissions under the Securities Act. Any underwriters or agents will be identified and their compensation described in the applicable prospectus supplement.

        The securities (other than Class A common stock) offered by this prospectus and any prospectus supplement, when first issued, will have no established trading market. Any underwriters or agents to or through whom such securities are sold by us for public offering and sale may make a market in such securities, but such underwriters or agents will not be obligated to do so and may discontinue any market making at any time without notice. Neither we nor the selling stockholders can assure you as to the liquidity of the trading market for any such securities.

        We or the selling stockholders may have agreements with the underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the underwriters, dealers or agents may be required to make.

        Underwriters, dealers and agents may engage in transactions with, or perform services for us, our subsidiaries, or the selling stockholders in the ordinary course of their businesses.

        In connection with offerings of securities under the registration statement of which this prospectus forms a part and in compliance with applicable law, underwriters, brokers or dealers may engage in transactions that stabilize or maintain the market price of the securities at levels above those that might otherwise prevail in the open market. Specifically, underwriters, brokers or dealers may over-allot in connection with offerings, creating a short position in the securities for their own accounts. For the purpose of covering a syndicate short position or stabilizing the price of the securities, the underwriters, brokers or dealers may place bids for the securities or effect purchases of the securities in the open market. Finally, the underwriters may impose a penalty whereby selling concessions allowed to syndicate members or other brokers or dealers for distribution of the securities in offerings may be reclaimed by the syndicate if the syndicate repurchases previously distributed securities in transactions to cover short positions, in stabilization transactions or otherwise. These activities may stabilize, maintain or otherwise affect the market price of the securities, which may be higher than the price that might otherwise prevail in the open market, and, if commenced, may be discontinued at any time.

 LEGAL MATTERS

        The validity of the securities offered by this prospectus will be passed upon for us by Baker Botts L.L.P., Austin, Texas, our outside legal counsel. Any underwriter or agent will be advised about other issues relating to any offering by its own legal counsel.

EXPERTS

        The financial statements incorporated in this Prospectus by reference to the Annual Report on Form 10-K of Jones Energy, Inc. for the year ended December 31, 2013 and the audited statement of revenue and direct operating expenses of Sabine Mid-Continent, LLC included in Exhibit 99.1 of Jones Energy, Inc's Current Report on Form 8-K/A dated December 18, 2013 have been so incorporated in reliance on the reports of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

        The information included in this prospectus regarding estimated quantities of proved reserves, the future net revenues from those reserves and their present value is based, in part, on estimates of the proved reserves and present values of proved reserves as of December 31, 2013, 2012 and 2011. The reserve estimates are based on reports prepared by Cawley Gillespie & Associates, Inc., independent reserve engineers. These estimates have been incorporated by reference in this prospectus in reliance upon the authority of each such firm as an expert in these matters.

5,000,000 shares of
Class A Common Stock

Prospectus Supplement

J.P. Morgan

                       , 2015